Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-______) on Form S-3 and related Prospectus of Ultralife Corporation of our report dated February 4, 2021 relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting of Ultralife Corporation appearing in the Annual Report on Form 10-K of Ultralife Corporation for the year ended December 31, 2020.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

March 30, 2021